EXHIBIT 31.2

CERTIFICATIONS

I, Alan Catherall, certify that:

1. I have reviewed this annual report on Form 10-K/A of Numerex Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Alan Catherall
Alan Catherall
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: April 30, 2013